UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

 PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:   (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 7, 2011, Provident Community Bancshares, Inc. (the “Company”) received a letter from The NASDAQ Stock Market notifying the Company that, for 30 consecutive business days, the Company’s common stock had not maintained a market value of its publicly held shares of at least $1,000,000 as required for continued inclusion on The NASDAQ Capital Market by Listing Rule 5550(a)(5). This notification has no effect on the listing of the Company’s securities at this time.

NASDAQ has provided the Company 180 calendar days, or until January 3, 2012, to regain compliance with Listing Rule 5550(a)(5). If, at any time before January 3, 2012, the market value of publicly held shares of the Company’s common stock closes at $1,000,000 or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with Listing Rule 5550(a)(5) and the Company’s shares will continue to trade on The NASDAQ Capital Market. If the Company cannot meet the minimum market value of publicly held shares requirement by January 3, 2012, NASDAQ will provide written notice that the Company’s securities will be delisted from The NASDAQ Capital Market. At such time, the Company would be entitled to appeal the delisting determination to a NASDAQ Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.
(Company)

Dated:	July 11, 2011	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer